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                                                                                                                  Exhibit 11.1

                                                   Micro Linear Corporation
                                        Statement Re Computation of Earnings Per Share
                                                         (Unaudited)
                                            (In thousands, except per share data)

                                                                 Three Months Ended
                                                                     March 31,

                                                          ---------------------------------

                                                              1996               1995

                                                          --------------    ---------------


Net income.............................................          $2,983             $1,718

                                                          ==============    ===============


PRIMARY:
Weighted average common shares outstanding.............          12,428             11,974

Common equivalents attributable to:
     Convertible preferred shares......................               -                  -
     Options and warrants..............................           1,104              1,556

Shares related to SAB No. 55, 64 and 83................               -                  -

                                                          --------------    ---------------

Total weighted average common and common
     equivalent shares outstanding.....................          13,532             13,530

                                                          ==============    ===============


Net income per share...................................        $   0.22          $    0.13

                                                          ==============    ===============



FULLY DILUTED:
Weighted average common shares outstanding.............          12,428             11,974

Common equivalents attributable to:
     Convertible preferred shares......................               -                  -
     Options and warrants - using quarter-end                     1,110              1,618
          market price.................................

Shares related to SAB No. 55, 64 and 83................               -                  -

                                                          --------------    ---------------

Total weighted average common and common
     equivalent shares outstanding.....................          13,538             13,592

                                                          ==============    ===============


Net income per share...................................       $    0.22          $    0.13

                                                          ==============    ===============
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